     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1998
                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                          CUMETRIX DATA SYSTEMS CORP.

             (Exact Name of Registrant as Specified in its Charter)

          CALIFORNIA                         5045                  95-4574138
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                        No.)

                 957 LAWSON STREET, INDUSTRY, CALIFORNIA 91748
                                 (626) 965-6899

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                     MAX TOGHRAIE, CHIEF EXECUTIVE OFFICER
                               957 LAWSON STREET
                           INDUSTRY, CALIFORNIA 91748
                                 (626) 965-6899

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent for Service)

                            ------------------------

                                   COPIES TO:

        MURRAY MARKILES, ESQ.                     RUBI FINKELSTEIN, ESQ.
      Jessica Cullen Smith, Esq.            Orrick, Herrington & Sutcliffe LLP
Troop Meisinger Steuber & Pasich, LLP                666 Fifth Avenue
       10940 Wilshire Boulevard                  New York, New York 10103
    Los Angeles, California 90024                     (212) 506-5000
            (310) 824-7000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                            ------------------------

    If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration No. 333-43151

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                   CALCULATION OF ADDITIONAL REGISTRATION FEE

          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED          PER SHARE             PRICE          REGISTRATION FEE
Common Stock no par value (Common
  Stock)(1)................................        57,500              $5.00              $287,500             $84.82
Total......................................          --                  --               $287,500             $84.82

(1) Includes 7,500 shares of Common Stock which may be issued on exercise of a 45-day option granted to the Underwriters to cover solely over-allotments, if any. See "Underwriting."

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
    The contents of the Registration Statement on Form S-1 (Registration No. 333-43151), registering 2,300,000 shares of common stock, without par value ("Common Stock"), filed on December 23, 1997 with the Commission, as amended by Pre-Effective Amendments Nos. 1, 2, 3, 4, 5 and 6 are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents:

   EXHIBIT                                                        TITLE
-----------  ---------------------------------------------------------------------------------------------------------------
       5.1   Opinion of Troop Meisinger Steuber & Pasich, LLP
      23.1   Consent of Arthur Andersen LLP
      23.2   Consent of Troop Meisinger Steuber & Pasich, LLP (Reference is made to Exhibit 5.1)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 8, 1998.

                                CUMETRIX DATA SYSTEMS CORP.

                                By:               /s/ MAX TOGHRAIE
                                     -----------------------------------------
                                                    Max Toghraie
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
       /s/ MAX TOGHRAIE
------------------------------  Chief Executive Officer        April 8, 1998
         Max Toghraie             and Director

              *
------------------------------  President and Director         April 8, 1998
          James Ung

              *
------------------------------  Secretary, Treasurer           April 8, 1998
           Mei Yang               and Director

                                Chief Financial Officer
              *                   and
------------------------------    Principal Accounting         April 8, 1998
          Carl Wood               Officer

              *
------------------------------  Director                       April 8, 1998
         Nancy Hundt

              *
------------------------------  Director                       April 8, 1998
         David Tobey

              *
------------------------------  Director                       April 8, 1998
       Philip J. Alford

*By:      /s/ MAX TOGHRAIE
      -------------------------
            Max Toghraie                                        April 8, 1998
          ATTORNEY-IN-FACT